                                                                  EXHIBIT (A)(7)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               DRAVO CORPORATION

                            AT $13.00 NET PER SHARE

                                       BY

                             DLC ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                              CARMEUSE LIME, INC.
--------------------------------------------------------------------------------
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 19, 1998, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

RE: TENDER OFFER INSTRUCTIONS FOR PARTICIPANTS OF
     DRAVO CORPORATION DIVIDEND REINVESTMENT PLAN

Dear Dividend Reinvestment Plan Participant:

     As a participant in the Plan, we are requesting instructions on the shares of common stock of Dravo Corporation allocated to your account. In order for you to direct the tender of these shares you must give your tender instructions to Continental Stock Transfer & Trust Company, which is acting as Depositary for the Offer to Purchase Dravo Corporation common stock by DLC Acquisition Corp. ("Purchaser"), a wholly owned subsidiary of Carmeuse Lime, Inc. ("Parent").

     Dravo Corporation, Purchaser and Parent have entered into a Merger Agreement. Under the terms of the agreement, Purchaser is offering to purchase for cash all of the shares of Dravo Corporation common stock at $13.00 per share.

     To tender shares held in the Plan, please complete the enclosed Instruction Card and mail it in the return envelope provided or fax it to Continental Stock Transfer & Trust Company at (212) 509-5150.

     If you have any questions, or require additional assistance, please call Morrow & Co., Inc., the Information Agent, at (800) 223-2064.

                                INSTRUCTION CARD

                             RE: DRAVO CORPORATION
                           DIVIDEND REINVESTMENT PLAN

To Continental Stock Transfer & Trust Company as Depositary for the Offer to Purchase all of the Shares of Dravo Corporation Common Stock:

     I am a participant in the above-stated Plan and, as such, I received a copy of the Offer to Purchase, dated September 21, 1998, made by DLC Acquisition Corp., a wholly owned subsidiary of Carmeuse Lime, Inc., and the related Letter of Transmittal, under which all of the shares of common stock of Dravo Corporation are to be purchased at $13.00 per share for cash.

     I wish to direct you to instruct Continental Stock Transfer & Trust Company, the Dividend Reinvestment Agent for Dravo Corporation, to tender all common shares held by the Dividend Reinvestment Agent for my account.

                                          --------------------------------------
                                                (SIGNATURE OF PARTICIPANT)

                                          --------------------------------------
                                               PLEASE TYPE OR PRINT NAME(S)

                                          --------------------------------------
                                                (SIGNATURE OF PARTICIPANT)

                                          --------------------------------------
                                               PLEASE TYPE OR PRINT NAME(S)

                                          PLEASE TYPE OR PRINT ADDRESS

                                          --------------------------------------

                                          --------------------------------------

                                          AREA CODE AND TELEPHONE NUMBER

                                          --------------------------------------

                                          --------------------------------------
                                                          (DATE)

                                            IF SHARES ARE HELD IN JOINT NAMES,
                                                 EACH CO-OWNER MUST SIGN.

                       PLEASE COMPLETE THE SUBSTITUTE W-9

                  TO BE COMPLETED BY ALL TENDERING REGISTERED
                             HOLDERS OF SECURITIES
                              SUBSTITUTE FORM W-9

            PAYOR'S NAME: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

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
 SUBSTITUTE               PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT        --------------------------------------
 FORM W-9                 RIGHT AND CERTIFY BY SIGNING AND DATING BELOW:       Social Security Number
DEPARTMENT OF THE                                                          OR
TREASURY                                                                       --------------------------------------
 INTERNAL REVENUE                                                              Employer Identification Number
SERVICE
                         ----------------------------------------------------------------------------------------------
Payor's Request for       PART 2--FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Instructions)
Taxpayer
Identification Number
(TIN)
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 PART 3-CERTIFICATION--Under penalties of perjury, I certify that
 (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and
 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.
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 SIGNATURE ______________________________________________________  DATE  ____________________________
 You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.
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

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
              WROTE "APPLIED FOR" IN PART 1 OF SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the Payor within 60 days, the Payor is required to withhold 31 percent of all cash payments made to me thereafter until I provide a number.

SIGNATURE ______________________________________  DATE ________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31 PERCENT OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE.